PRESS RELEASE - APRIL 25, 2003                       FOR IMMEDIATE RELEASE

1ST STATE BANCORP, INC.                            FOR MORE INFORMATION CONTACT:
                                                          JAMES C. McGILL
                                                         (336) 227 - 8861

              1ST STATE BANCORP, INC. ANNOUNCES INCREASED EARNINGS

BURLINGTON, NORTH CAROLINA              1ST STATE BANCORP, INC.   (NASDAQ: FSBC)


1st State Bancorp, Inc. (Nasdaq: FSBC), the holding company for 1st State Bank, has reported increased earnings for the quarter ended March 31, 2003. Net income for the quarter ended March 31, 2003 increased 7.8% to $997,000, from net income of $925,000 earned in the quarter ended March 31, 2002. Basic earnings per share increased $0.04 per share or 12.9% to $0.35 per share for the quarter ended
March 31, 2003, from $0.31 per share for the quarter ended March 31, 2002. Diluted earnings per share increased $0.05 per share or 17.2% to $0.34 per share for the quarter ended March 31, 2003 from $0.29 per share for the quarter ended March 31, 2002.

Net income for the six months ended March 31, 2003 increased 11.9% to $1,980,000, from net income of $1,770,000 earned in the six months ended March 31, 2002. Basic earnings per share increased $0.11 per share or 18.6% to $0.70 per share for the six months ended March 31, 2003, from $0.59 per share for the quarter ended March 31, 2002. Diluted earnings per share increased $0.11 per share or 19.6% to $0.67 per share for the six months ended March 31, 2003 from $0.56 per share for the same period in the prior year.

The Company's net interest spread increased 8 basis points to 3.21% for the quarter ended March 31, 2003 from the 3.13% for the quarter ended March 31, 2002, reflecting the effect of a decrease in the cost of funds that more than offset the decrease in the average yield on earning assets. The average prime rate for the quarter ended March 31, 2003 was 4.25% compared with an average prime rate of 4.75% for the quarter ended March 31, 2002 .

At March 31, 2003, 1st State Bancorp, Inc. had total assets of $347 million, deposits of $259 million and stockholders' equity of $62.4 million. The book value per share of common stock was $20.96 per share at March 31, 2003.

1st State Bancorp, Inc., through its subsidiary 1st State Bank, currently services its customers from seven full service banking offices in Alamance County.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, the impact of interest rates on financing issues. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

1ST STATE BANCORP, INC. (NASDAQ: FSBC)
SUMMARY OF FINANCIAL HIGHLIGHTS

SELECTED FINANCIAL DATA:                             MARCH 31,               SEPTEMBER 30,
(IN THOUSANDS - UNAUDITED)                             2003                      2002
                                                       ----                      ----
Total assets                                         $347,007                  $350,469
Loans receivable, net                                 223,903                   220,047
Loans held for sale                                     4,151                     6,798
Investment securities                                  73,029                    89,686
Cash and cash equivalents                              31,425                    18,865
Deposit accounts                                      258,806                   260,667
Advances from Federal Home Loan Bank                   20,000                    20,000
Dividend payable                                          298                       241
Total stockholders' equity                             62,411                    61,569

SELECTED OPERATING DATA:                              THREE MONTHS ENDED         SIX MONTHS ENDED
(IN THOUSANDS - UNAUDITED)                          3/31/2003    3/31/2002    3/31/2003    3/31/2002
                                                    ---------    ---------    ---------    ---------
Interest income                                       $ 4,397        4,936        8,964       10,153
Interest expense                                        1,445        1,964        3,012        4,335
                                                      -------      -------      -------      -------
Net interest income                                     2,952        2,972        5,952        5,818

Provision for loan losses                                  60           60          120          120
                                                      -------      -------      -------      -------
Net interest income after
   provision for loan losses                            2,892        2,912        5,832        5,698

Non-interest income                                       894          775        1,688        1,618
Non-interest expense                                    2,204        2,249        4,384        4,506
                                                      -------      -------      -------      -------

Income before taxes                                     1,582        1,438        3,136        2,810

Income tax expense                                        585          513        1,156        1,040
                                                      -------      -------      -------      -------
Net income                                                997          925        1,980        1,770
                                                      =======      =======      =======      =======

PER SHARE DATA:                                       THREE MONTHS ENDED         SIX MONTHS ENDED
(UNAUDITED)                                         3/31/2003    3/31/2002    3/31/2003    3/31/2002
                                                    ---------    ---------    ---------    ---------
Basic earnings per share                            $    0.35    $    0.31    $    0.70    $    0.59
Diluted earnings per share                               0.34         0.29         0.67         0.56
Average shares outstanding - basic                  2,816,021    3,023,929    2,815,831    3,019,581
Average shares outstanding - diluted                2,938,298    3,152,848    2,940,269    3,149,403
Cash dividends per share                            $    0.10    $    0.08    $    0.18    $    0.16
Book value at March 31                              $   20.96    $   19.59
Shares outstanding at March 31                      2,977,789    3,289,607

INTEREST MARGIN                                       THREE MONTHS ENDED         SIX MONTHS ENDED
(% OF AVERAGE ASSETS - UNAUDITED)                   3/31/2003    3/31/2002    3/31/2003    3/31/2002
                                                    ---------    ---------    ---------    ---------
Yield on interest earning assets                        5.39%        6.10%        5.51%        6.24%
Cost of interest bearing liabilities                    2.18%        2.97%        2.29%        3.28%
Interest rate spread                                    3.21%        3.13%        3.22%        2.96%

Net interest income as a percentage of average
   interest earning assets                              3.62%        3.67%        3.66%        3.58%


ASSET QUALITY                                                      MARCH 31,                MARCH 31,
(UNAUDITED)                                                          2003                     2002
                                                                   ---------                ---------
Allowance for loan losses to gross loans -
     (excluding loans held for sale)                                 1.69%                     1.70%

Nonperforming assets to total assets                                 1.32%                     1.16%